                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


                                        State/Country of        Percent Owned By
         Name                             Incorporation         Perrigo Company
         ----                           ----------------        ---------------
L. Perrigo Company                        Michigan              100%

Perrigo Company of Tennessee, Inc.        Tennessee             100%

Perrigo Company of                        Michigan              100%
  South Carolina, Inc.

Perrigo Sales Company                     Michigan              100%

Perrigo (Barbados), L.T.D.                Barbados              100%

Perrigo International, Inc.               Michigan              100%

Perrigo de Mexico S.A. de C.V.            Nuevo Leon (Mexico)   100% by Perrigo International, Inc.

Nippon Perrigo K.K.                       Japan                 100% by Perrigo International, Inc.

Perrigo Asia Ltd.                         Michigan              100% by Perrigo International, Inc.

Quimica y Farmacia S.A. de C.V.           Mexico                87.8% by Perrigo International, Inc.

Perrigo do Brasil Ltda.                   Brazil                100% by Perrigo International, Inc.




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